UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2014 (May 21, 2014)

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On May 21, 2014, Pebblebrook Hotel Trust (the “Company”) held its 2014 Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy, were:

(i)	to elect the trustees of the Company to serve until its 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2014; and

(iii)	to approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers.
All of the nominees were elected, the ratification to select the independent registered public accountants was approved and the compensation of the Company’s named executive officers was approved. The results of the voting were as follows:

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Jon E. Bortz	57,466,094	821,147	2,108,196
Cydney C. Donnell	58,095,449	191,792	2,108,196
Ron E. Jackson	58,112,495	174,746	2,108,196
Phillip M. Miller	58,153,577	133,664	2,108,196
Michael J. Schall	58,116,012	171,229	2,108,196
Earl E. Webb	58,153,577	133,664	2,108,196
Laura H. Wright	57,994,179	293,062	2,108,196

Ratification of the selection of independent registered public accountants:

Votes For	Votes Against	Abstentions
60,215,152	179,032	1,253
Approval of compensation of named executive officers:

Votes For	Votes Against	Abstentions
56,428,647	1,846,412	12,182

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

May 22, 2014	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary